SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.   20549



                                      FORM 8-K

                                     CURRENT REPORT

                          Pursuant to Section 13 or 15 (d) of
                         the Securities and Exchange Act of 1934



                                      May 8, 1997
            Date of Report (Date of earliest event reported)


                         First Merchants Acceptance Corporation
                    (Exact name of registrant a specified in its charter)



        Delaware               0-24686              36-3759045
(State or other jurisdiction  (Commission          (IRS Employer
of incorporation)             File Number)          Identification No.)


        570 Lake Cook Road, Suite 126, Deerfield, Illinois 60015
            (Address of principal executive offices)     (Zip Code)


                                 847-948-9300
                         (Registrant's telephone number)


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Item 2.  Acquisition or Disposition of Assets.

    On May 8, 1997 and on May 12, 1997 First Merchants Acceptance Corporation (the "Registrant") sold approximately $ 29.0 million and $21.0 million principal balance, respectively, of its motor vehicle installment contract receivables together with servicing rights thereto (the "Receivables") to Greenwich Capital Financial Products, Inc. ("Greenwich") for an aggregate purchase price of $43.0 million, pursuant to Receivables Purchase Agreements dated as of May 5, 1997 and May 12, 1997. The purchase price for the Receivables was determined by arms length negotiation.

    The Registrant used the estimated net proceeds from the sales of the Receivables to Greenwich to pay down its syndicated senior bank line of credit.

Item 5.  Other Events.

    On May 8, 1997 LaSalle National Bank, as Agent, and the other Lenders who are parties to a Fourth Amended and Restated Loan and Security Agreement dated as of February 28, 1996 with Registrant (the "Loan Agreement"), entered into a forbearance agreement with Registrant pursuant to which Agent and Lenders agreed to forebear in the exercise of their rights and remedies under the Loan Agreement, but without waiving any existing Events of Default, and to continue to make limited extensions of credit to Registrant. The forbearance extends up to and including June 30, 1997 with a maximum amount of obligations outstanding of $100 million.

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Item 7.  Financial Statements and Exhibits.
(c)  Exhibits.

2.1
    Receivables Purchase Agreement, dated as of May 8, 1997 between First Merchants Acceptance Corporation, as Seller and Greenwich Capital Financial Products, Inc., as Purchaser.

2.2
    Receivables Purchase Agreement, dated as of May 12, 1997 between First Merchants Acceptance Corporation, as Seller and Greenwich Capital Financial Products, Inc., as Purchaser.

99.1
    Letter Agreement, dated May 8, 1997 between LaSalle National Bank, as Agent, NBD Bank, Firstar Bank Milwaukee, N.A., Harris Trust and Savings Bank, First Bank, National Association, The Boatman's National Bank of St. Louis, Fleet Bank, National Association, Corestates Bank, N.A., Mellon Bank, N.A. and First Merchants Acceptance Corporation.

SIGNATURE


Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



FIRST MERCHANTS ACCEPTANCE
CORPORATION



/s/ Norman Smagley

Norman Smagley
Senior Vice President and Chief Financial Officer

Dated: May 8, 1997

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EXHIBIT INDEX


Sequentially-
Exhibit                                                        Numbered
  No.                       Description                             Page

2.1 Receivables Purchase Agreement, dated as of May 8, 1997 between First Merchants Acceptance Corporation, as Seller and Greenwich Capital Financial Products, Inc., as Purchaser.

2.2 Receivables Purchase Agreement, dated as of May 12, 1997 between First Merchants Acceptance Corporation, as Seller and Greenwich Capital Financial Products, Inc., as Purchaser.

99.1    Letter Agreement, dated May 8, 1997 between LaSalle National
        Bank, as Agent, NBD Bank, Firstar Bank Milwaukee, N.A., Harris Trust and Savings Bank, First Bank, National Association, The Boatman's National Bank of St. Louis, Fleet Bank, National Association, Corestates Bank, N.A., Mellon Bank, N.A. and First Merchants Acceptance Corporation.